UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 24, 2014

VIRTUAL PIGGY, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

333-152050	35-2327649
(Commission File Number)	(IRS Employer Identification No.)

1221 Hermosa Avenue, Suite 210
Hermosa Beach, CA	90254
(Address of principal executive offices)	(Zip Code)

(310) 853-1949
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement.

On January 27, 2014, Virtual Piggy, Inc. (the “Company”), pursuant to a Securities Purchase Agreement (the “Purchase Agreement”), issued to certain private investors 50,450 shares of the Company’s Series A Cumulative Convertible Preferred Stock (the “Series A Preferred Shares”) at an original issue price of $100 per share (the “Original Issue Price”) and warrants to purchase 5,045,000 shares of the Company’s common stock (the “Warrants”) for an aggregate purchase price of $5,045,000. Pursuant to the Purchase Agreement, the Company also granted piggyback registration rights to the holders of the Series A Preferred Shares and Warrants. The Purchase Agreement provides that the holders of the Series A Preferred Shares shall be entitled to nominate two directors of the Company. It is expected that such nomination will occur in the near term.

The description of certain terms of the Purchase Agreement set forth herein does not purport to be complete and is qualified in its entirety by the provisions of the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Series A Preferred

On January 24, 2014, the Company filed the Certificate of Designations of Preferences, Rights and Limitations of Series A Cumulative Convertible Preferred Stock (the “Certificate of Designations”) with the Secretary of State of the State of Delaware. A summary of the Certificate of Designations is set forth below:

Liquidation Preference and Ranking

Upon a liquidation event, the Company shall first pay to the holders of the Series A Preferred Shares an amount per share equal to 200% of the Original Issue Price (i.e., $200.00 per Series A Preferred Share), plus all accrued and unpaid dividends on each share of Series A Preferred Stock (the “Series A Preference Amount”). The Series A Preference Amount shall be paid on a pari passu basis with the liquidation preference payable to the holders of Additional Preferred Shares (as defined below), if any, not to exceed 200% of the original issue price of the Additional Preferred Shares plus all accrued and unpaid dividends on each Additional Preferred Share..  After full payment of the liquidation preference amount to the holders of the Series A Preferred Shares and any Additional Preferred Shares, the Company will then distribute the remaining assets to holders of Common Stock, other junior preferred shares (if any), the Additional Preferred Shares (if any) and the Series A Preferred Shares on an as-if-converted-basis, subject to an aggregate cap on the Series A Preferred Shares of two and one-half times the Original Issue Price (i.e., $250.00 per Series A Preferred Share), plus all accrued and unpaid dividends.

The Series A Preferred Shares are intended to rank senior to the Company’s common stock and senior to any other shares of Preferred Stock the Company may issue in the future; provided, however, that the offering of Series A Preferred Shares yields gross proceeds of at least $17 million. To the extent that the offering yields gross proceeds of less than $17 million, the Company reserves the right in the future to offer additional Series A Preferred Shares and/or a newly adopted class of preferred shares other than Series A Shares (such shares, the “Additional Preferred Shares”), and the liquidation preference of the Series A Preferred Shares and the Additional Preferred Shares shall, as to the first $17 million in principal amount, be allocated among the holders of the Series A Preferred Shares and such Additional Preferred Shares on a pari-passu basis based on the dollar amount invested. Notwithstanding the foregoing, the Company shall be authorized, subsequent to February 15, 2014 to issue other series of preferred stock that rank senior to the Series A Preferred Shares with respect to dividend rights and rights upon liquidation, winding-up or dissolution to the extent that either (a) such other preferred stock issuance is to a strategic or industry investor, or (b) the gross proceeds to the Company resulting from the issuance of the Series A Preferred Stock received prior to February 15, 2014 are less than $8,000,000.

Dividends

The Series A Preferred Shares will carry an annual 8% per share cumulative dividend, payable when and if declared by the Board of Directors and prior and in preference to payment of any dividends on the common stock. In the event, however, that the Company has not by May 31, 2014 secured shareholder approval to increase the number of authorized shares of common stock to accommodate the conversion of the Series A Preferred Shares (including the reservation for this purpose of shares of Common Stock equal to at least 150% of the number of shares of Common Stock into which the issued Series A Preferred Shares are convertible at issuance, assuming such conversion), the dividend rate will increase to 12% per annum at all times thereafter until such shareholder approval has been secured.

Optional Conversion

The holders of Series A Preferred Shares will, at any time, be entitled to convert each Series A Preferred Share into 100 shares of Common Stock at a deemed conversion price of $1.00 per share. Notwithstanding the foregoing, the Series A Preferred Shares shall not be subject to conversion unless and until the Company shall have amended its certificate of incorporation to increase the number of authorized shares of common stock: (i) to allow for the conversion in full of the Series A Preferred Shares, (including the reservation for this purpose of shares of Common Stock equal to at least 150% of the number of shares of common stock into which the issued Series A Preferred Shares are convertible at issuance); and (ii) to cover such additional issuances as are necessary, in the discretion of the Board of Directors, to cover the ordinary and necessary business needs of the Company.

Mandatory Conversion

Each Series A Preferred Share will automatically be converted into common stock at the then applicable conversion rate in the event (i) the shares of Common Stock into which the Series A Preferred Shares are convertible are either covered by an effective registration statement, or can be freely traded without volume or other limitations under Rule 144; and (ii) the average closing price of the common stock for 20 consecutive trading days exceeds 250% of the conversion price of the Series A Preferred Shares.

Voting Rights

The Series A Preferred Shares shall vote together with the Common Stock on an as-converted basis, and not as a separate class. As long as: (i) at least $5 million of Series A Preferred Shares are sold in the offering; and (ii) 50% of the shares of Series A Preferred Shares remain outstanding thereafter, the Series A Preferred Shares as a class shall be entitled to elect 2 members of the Company’s Board of Directors.

Protective Provisions

For so long as (i) the Company has not issued any other series of preferred stock that rank senior to the Series A Preferred Shares and (ii) at least 50% of the Series A Preferred Shares originally issued remain outstanding, in addition to any other vote or approval required under the Company’s Charter or Bylaws, the Company will not, without the written consent of the holders of at least a majority of the Company’s Series A Preferred Shares, liquidate, dissolve or wind-up the affairs of the Company or effect any merger or consolidation or any deemed liquidation event unless, as a result, the holders of Series A Preferred Shares receive their full liquidation preference.

In addition, the Series A Preferred Shares contain certain provisions that protect against dilution. In the event that the Company issues additional securities at a purchase price less than the then current conversion price, such conversion price shall be adjusted: (i) on a full-ratchet price protection basis for all issuances of securities within 12 months from the original issue date; and thereafter (ii) in accordance with such weighted average formula established in the Certificate of Designation.

The description of certain terms of the Certificate of Designations set forth herein does not purport to be complete and is qualified in its entirety by the provisions of the Certificate of Designations, a copy of which is filed as Exhibit 3.1 hereto, and is incorporated herein by reference.

Warrants

The Warrants are exercisable for a term of two years at an exercise price of $1.00 per share. The Warrant contains certain provisions that protect against dilution in certain events such as stock dividends, stock splits and other similar events.

The description of certain terms of the Warrant set forth herein does not purport to be complete and is qualified in its entirety by the provisions of the Warrant, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

The foregoing securities were sold to a limited number of accredited investors without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption from registration provided by Section 4(2) under the Securities Act and Rule 506 of Regulation D promulgated thereunder. The securities may not be transferred or sold absent registration under the Securities Act or the availability of an applicable exemption therefrom.

Item 3.02	Unregistered Sales of Equity Securities.

The information provided under Item 1.01 regarding the unregistered sale of securities is hereby incorporated by reference.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information provided under Item 1.01 regarding the filing of the Certificate of Designations is hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit

3.1	Certificate of Designations of Preferences, Rights and Limitations of Series A Cumulative Convertible Preferred Stock
10.1	Form of Securities Purchase Agreement
10.2	Form of Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRTUAL PIGGY, INC.

Date: January 29, 2014	By:	/s/ Joseph Dwyer
Joseph Dwyer
Chief Financial Officer